Exhibit 99.1

NEW AGE BEVERAGES CORPORATION ANNOUNCES
 PROPOSED PUBLIC OFFERING OF COMMON STOCK

DENVER, COLORADO, April 9, 2018 – New Age Beverages Corporation (NASDAQ: NBEV) the Colorado-based organic and natural healthy functional beverage company dedicated to making a difference for consumers with better-for-you alternatives, today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. New Age Beverages Corp. intends to use the net proceeds from this offering for purchasing new inventory for newly gained distribution and other general working capital. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc. and Maxim Group LLC are acting as joint book-running managers for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-219341) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that New Age Beverages Corp. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about New Age Beverages Corp. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $870 Billion-dollar non-alcoholic beverage industry. In that period, New Age has become the 54th largest beverage company, the 8th largest healthy beverage company, and the fastest growing in the world. New Age competes Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha® Live Kombucha, XingTea®, XingEnergy®, Marley One Drop®, Marley Mellow Mood®, Marley Mate™, Marley Cold Brew™, Coco-Libre®, PediaAde™, and Aspen Pure® PH and Aspen Pure® Probiotic Water. The Company’s brands are sold across all 50 states within the US and in more than 10 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.com, www.newagehealth.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, www.drinkmarley.com,  www.cocolibre.com, and https://shop.newagebev.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com